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                                                                    EXHIBIT 10.4

                               FIRST AMENDMENT TO
                       BMC INDUSTRIES, INC. SAVINGS TRUST

BMC Industries, Inc. (the "Company") and Norwest Bank Minnesota, N.A. (the "Trustee") hereby amend the BMC Industries, Inc. Savings Trust Agreement between the Company and the Trustee as follows:

1.   Section 1.1 of the Trust Agreement is amended to read as follows:

     1.1 NAME OF TRUST. The name of the Trust evidenced by this Trust Agreement is the "BMC Industries, Inc. Savings and Profit Sharing Trust" (the "Trust").

2.   Section 3.1(f) of the Trust Agreement is amended to read as follows:

     (f) The Trustee will vote or, in connection with a public or private tender or exchange offer, tender and sell or exchange shares of the Company's common stock held in the Trust in accordance with the direction of the Committee or another named fiduciary pursuant to
          Section 4.4.

3.   Section 4.1(a) of the Trust Agreement is amended to read as follows:

     (a) The Committee, acting as the named fiduciary, will direct the Trustee to establish at least three separate investment accounts within the Fund, each separate account being hereinafter referred to as an "Investment Fund." One such Investment Fund will be invested in shares of the Company's common stock except for such amounts of cash as the Committee determines to be necessary to satisfy short-term liquidity requirements and cash held pending acquisition of shares of the Company's common stock. The remaining Investment Funds may be invested in (i) shares of investment companies registered under the Investment Company Act of 1940, (ii) collective funds maintained by a bank or trust company, (iii) an insurance contract or contracts or pool or pools of insurance contracts and (iv) funds managed by a registered investment manager, bank or insurance company. The Trustee has no authority with respect to the selection of the Investment Funds, or for the investment management of these accounts, except as provided in
          Section 4.2 respecting a Trustee managed investment account, if any. The Trustee will transfer to each such Investment Fund such portion of the assets of the Fund as directed by the Administrator or directly by a participant or beneficiary, in such form as the Trustee may reasonably require.

4.   Section 4.4 of the Trust Agreement is amended to read as follows:

     4.4  VOTING AND TENDER OF COMPANY STOCK; VOTING OF OTHER SECURITIES.

          (a) Shares of the Company's common stock held in the Trust will be voted by the Committee in its discretion. In connection with any private or public tender or exchange offer for shares of the Company's common stock, the Committee will determine in its discretion whether to tender and sell or exchange shares of the Company's common stock held in the Trust. The Trustee has no discretion over the voting or tendering the Company's common stock held in the Trust, and its responsibility over such matters is limited to voting or tendering such stock as directed by the Committee. The Company may appoint another entity as a named fiduciary for the purpose of voting and/or tendering shares of the Company's common stock for any matter, and if so, the Company shall furnish the Trustee with written notice of such appointment and the appointee's acceptance.

          (b) Except as provided in Section 4.4(a), the voting of proxies for any securities held by the Trust is the responsibility of the Committee, acting as named fiduciary, unless the Trustee or an investment manager has investment management authority over the securities, in which case voting is the responsibility of the Trustee or investment manager. With respect to securities over which the Trustee does not have investment management authority, the Trustee will make its best effort to timely delivery proxies to the party which it reasonably believes to have investment management authority over such securities. The Trustee may use agents to effect such delivery. The Trustee is not responsible for ascertaining whether, or how, the proxies were subsequently voted or disposed of. In the event investment management authority over any securities is


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               transferred from the Trustee to a named fiduciary or investment manager, such transfer of authority will include the transfer of the power and responsibility to vote proxies under the party's investment management authority unless the Trustee agrees in writing to retain investment management power and responsibility to vote proxies.

This Amendment is effective March 15, 1999.

The Company and the Trustee have caused this instrument to be executed this 8th day of April, 1999.

                                               BMC INDUSTRIES, INC.

                                               By /s/ JEFFREY J. HATTARA
                                                 -------------------------------


                                               NORWEST BANK MINNESOTA, N.A.

                                               By /s/ PORTIA RAMOS
                                                 -------------------------------